As filed with the Securities and Exchange Commission on July 15, 2011.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AMERICAN REALTY CAPITAL TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	71-1036989
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

106 York Road
Jenkintown, Pennsylvania 19046
(215) 887-2189

(Address, Including Zip Code and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Nicholas S. Schorsch
AMERICAN REALTY CAPITAL TRUST, INC.
106 York Road
Jenkintown, Pennsylvania 19046
(215) 887-2189

(Name and Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:

Peter M. Fass, Esq.
Proskauer Rose LLP
Eleven Times Square
New York, New York 10036-8299
(212) 969-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

Calculation of Registration Fee

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share*	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value per share	24,000,000	$9.50	$228,000,000	$26,470.80(1)

*	The proposed maximum offering price per share will equal $9.50 until adjusted by our board of directors. The initial share price is $9.50 per share.
(1)	$24,955.00 of this amount was previously paid in connection with the registration statement on Form S-11 filed by American Realty Capital Trust, Inc. with the Securities and Exchange Commission on August 5, 2010 (File No. 333-168572).

PROSPECTUS

AMERICAN REALTY CAPITAL TRUST, INC.

DISTRIBUTION REINVESTMENT PLAN

24,000,000 Shares of Common Stock

We are American Realty Capital Trust, Inc., a real estate investment trust that focuses on acquiring a diversified portfolio of freestanding single-tenant retail and commercial properties that are net leased to investment grade and other creditworthy tenants. With this prospectus we are offering participation in our Distribution Reinvestment Plan to record holders of our outstanding shares of common stock. We refer to our Distribution Reinvestment Plan as the “Plan” in this prospectus. Any current stockholder who joins or participates in the Plan will be considered a participant.

PLAN HIGHLIGHTS

•	You may invest all of your cash distributions that we pay to you in additional shares of our common stock without paying any dealer manager fees or sales commissions.
•	Once you are enrolled in the Plan, cash distributions paid on the shares of your common stock will be automatically reinvested in additional shares of our common stock until you terminate your participation in the Plan or your participation is terminated by us. No minimum amount of shares is required to participate in the Plan.
•	The purchase price for shares under the Plan will be determined by our board of directors and will initially be $9.50 per share.
•	Your participation in the Plan is entirely voluntary and you may terminate your participation at any time. If you do not elect to participate in the Plan, you will continue to receive any cash distributions paid on your shares of common stock.

You should read this prospectus carefully so you will know how our distribution reinvestment Plan works and then retain it for future reference. In particular, please review the “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Prospectus dated July 15, 2011

SUMMARY OF THIS OFFERING

The following summary below describes the principal terms of this offering and the Plan. You should carefully read the entire text of the Plan in Appendix A to this prospectus before you decide to participate in the Plan.

Shares Offered
24,000,000 shares of common stock, par value $0.01 per share.
Enrollment
No action is required if you are already participating in the Plan. If you are not already participating in the Plan, you can participate if you currently own shares of our common stock by completing and submitting the enclosed Authorization Form. No minimum amount of shares is required to participate in the Plan.
Reinvestment of Distributions
You will be able to purchase additional shares of our common stock by reinvesting any cash distributions paid on your shares of common stock.
Reinvestment Agent
We will serve as the reinvestment agent of the Plan.
Source of Shares of Common Stock
Initially, shares of our common stock purchased pursuant to the Plan will come from our authorized but unissued shares of common stock. However, if our shares are listed on a national securities exchange, the reinvestment agent of the Plan may purchase shares of our common stock in the open market or directly from us on your behalf through this prospectus.
Price per Share
The initial price per share is $9.50. The price of shares purchased under the Plan will be the higher of (i) 95% of the fair market value per share as estimated by our board of directors and (ii) $9.50 per share.
Tracking Your Investment
You will receive periodic statements of the transactions made in your Plan account. These statements will provide you with details of the transactions and will indicate the share balance in your Plan account.
Amendment and Termination of the Plan
We may amend any aspect of the Plan or terminate the Plan for any reason by providing 10 days’ written notice to participants.
Use of Proceeds
The proceeds from this offering will be used for general corporate purposes, including, but not limited to, investment in properties, payment of fees and other costs, and funding for our share repurchase program.
Plan Restrictions
A participant will not be able to acquire common stock under the Plan if the purchase would cause it to exceed the 9.8% ownership limit or would violate any of the other share ownership restrictions imposed by our charter.

AMERICAN REALTY CAPITAL TRUST, INC.

American Realty Capital Trust, Inc. is a Maryland corporation, incorporated on August 17, 2007 that qualifies as a real estate investment trust for U.S. federal income tax purposes, or REIT. We seek to acquire and operate a portfolio of commercial real estate primarily consisting of freestanding, single-tenant properties net leased to investment grade and other creditworthy tenants located throughout the United States and Commonwealth of Puerto Rico.

Our corporate offices are located at 106 York Road, Jenkintown, PA 19046. Our telephone number is 215-887-2189. Our fax number is 215-887-2585, and the e-mail address of our investor relations department is investorservices@americanrealtycap.com.

Our executive offices are located at 405 Park Avenue, New York, New York 10022. Our telephone number is 212-415-6500 and our fax number is 212-421-5799.

Additional information about us and our affiliates may be obtained at www.americanrealtycap.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at the following addresses:

American Realty Capital Trust, Inc.
Three Copley Place
Suite 3300
Boston, MA 02116
1-866-771-2088
Attn: Investor Services

You can read these filings over the Internet at www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 or e-mail at publicinfo@sec.gov for further information on the operation of the public reference facilities.

One of our affiliates maintains an Internet site at www.americanrealtycap.com, at which there is additional information about us. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the Plan is terminated comprise the incorporated documents:

Annual Report on Form 10-K	For the year ended December 31, 2010
Quarterly Reports on Form 10-Q	For the quarter ended March 31, 2011
Current Reports on Form 8-K	June 7, 2011 June 2, 2011 May 27, 2011 April 25, 2011 April 20, 2011 April 8, 2011

We are also incorporating by reference the description of common stock as set forth in our Registration Statement on Form S-11, dated December 18, 2007, as amended. Upon request, we will provide to you, without charge, a copy of any or all of the documents incorporated by reference in this prospectus other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Your request for copies should be directed to: American Realty Capital Trust, Inc., Three Copley Place, Suite 3300, Boston, MA 02116, Attn: Investor Relations.

TERMS AND CONDITIONS OF THE DISTRIBUTION REINVESTMENT PLAN

Purpose

1. What is the purpose of the Plan?

The primary purpose of the Plan is to give our stockholders a convenient way to reinvest their cash distributions in additional shares of common stock.

Benefits and Disadvantages

2. What are the benefits and disadvantages of the Plan?

Benefits:

Before deciding whether to participate in the Plan, you should consider the following benefits of participation in the Plan:

•	You will realize the convenience of having all of your cash distributions (other than certain excluded distributions, as described in the Plan and references to “cash distributions” or “distributions” in this Terms and Conditions of the Distribution Reinvestment Plan will be deemed to refer to distributions other than such excluded distributions) automatically reinvested in additional shares of our common stock. Since the reinvestment agent will credit fractional shares of common stock to your Plan account, you will receive full investment of your distributions.
•	You will simplify your record keeping by receiving periodic statements which will reflect all current activity in your Plan account, including purchases and latest balances.
•	We, not you, will pay all costs of administering the Plan.

Disadvantages:

Before deciding whether to participate in the Plan, you should consider the following disadvantages of participation in the Plan:

•	Your reinvestment of cash distributions will result in your being treated for U.S. federal income tax purposes as having received, on the distribution payment date, a distribution equal to the fair market value of our common stock that you received. The distribution may give rise to a liability for the payment of income tax on our earnings and profits attributable to that distribution without providing you with immediate cash to pay the tax when it becomes due.
•	Because our common stock is not listed on a national securities exchange or included for quotation on an inter-dealer quotation system, the price for shares purchased under the Plan will not be determined by market conditions. This price may fluctuate based on the determination of our board of directors. These fluctuations may change the number of shares of our common stock that you receive. See Question 7 for a discussion of how the price for the shares is determined.
•	Your investment elections, and any changes or cancellations, must be received by the reinvestment agent within specified time limits. If these time limits are not met, a delay may occur before your investment elections can be implemented. Please see Questions 6 and 10 for information on the time limit for participation in the Plan.
•	You may not pledge shares of common stock deposited in your Plan account unless you withdraw those shares from the Plan.

Administration

3. Who will administer the Plan?

Reinvestment agent.  We will serve as the reinvestment agent of the Plan. The reinvestment agent:

•	acts as your agent;
•	keeps records of all Plan accounts;
•	sends your account statements to you; and
•	performs other duties relating to the Plan.

You should send all correspondence with the reinvestment agent to:

American Realty Capital Trust, Inc.
405 Park Avenue
New York, New York 10022

Transfer agent.  DST Systems, Inc., or another entity we may designate, will serve as the transfer agent of the Plan. If you decide to transfer ownership of all or part of the shares of common stock held in your Plan account through gift, private sale or otherwise to a person/entity outside the Plan, you should send all correspondence to the transfer agent at:

DST Systems, Inc.
430 W 7th St
Kansas City, MO 64105-1407
Phone (866) 771-2088

Successor reinvestment agent.  We may replace the reinvestment agent with a successor reinvestment agent at any time. The reinvestment agent may resign as reinvestment agent of the Plan at any time. In either such case, we will appoint a successor reinvestment agent, and we will notify you of such change.

Participation

4. Who is eligible to participate in the Plan?

Except as described below, the Plan is generally open to all holders of our common stock who are holders of and elect to reinvest their distributions in shares of common stock. Participants can be individuals, trusts, retirement plans, corporations or other entities. You must notify us or the reinvestment agent in the event that, at any time during your participation in the plan, there is an inaccuracy of any representation under your subscription agreement or any material change in your financial condition, such as any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause you to fail to meet the suitability standards set forth in the prospectus for your initial purchase of our shares.

Exclusion from Plan at Our Election.  Notwithstanding any other provision in the Plan, we reserve the right to prevent you from participating in the Plan for any reason. We may terminate your individual participation in the Plan by providing 10 days’ written notice to you.

Enrollment

5. How do I enroll in the Plan?

No action is required if you are already participating in our Plan. If you are eligible to participate in the Plan, you may join the Plan at any time. Once you enroll in the Plan, you will remain enrolled until you withdraw from the Plan or we terminate the Plan or your participation in the Plan.

The Authorization Form.  To enroll and participate in the Plan, you must complete the enclosed Authorization Form and mail it to the address set forth in Question 3. Your form must be received no later than 10 days prior to the last day of the applicable period related to a distribution. If your form is received after the 10th day before the end of the distribution period, then you will receive a cash distribution for such distribution period and your enrollment will be processed for the distribution declared for the following distribution period.

If your shares of common stock are registered in more than one name (such as joint tenants or trustees), all such registered holders must sign the Authorization Form. If you are eligible to participate in the Plan, you may sign and return the Authorization Form to participate in the Plan at any time.

The reinvestment agent will automatically reinvest any cash distributions paid on all shares of common stock that you have designated for participation in the Plan until you indicate otherwise or withdraw from the Plan, or until we terminate the Plan or your participation. If you participate in the Plan, we will pay to the reinvestment agent distributions on all shares of common stock held in your Plan account. The reinvestment agent will credit the common stock purchased with your reinvested distributions to your Plan account.

If you are a beneficial owner of shares of common stock and wish for your broker, bank or other nominee in whose name your shares are held to participate in the Plan on your behalf, such broker, bank or other nominee in whose name your shares are held must submit a completed Authorization Form on your behalf.

6. When will my participation in the Plan begin?

The reinvestment agent will begin to reinvest distributions for the distribution period in which your Authorization Form is received, provided we receive such Authorization Form at least 10 days before the end of such applicable distribution period. Once you enroll in the Plan, you will remain enrolled in the Plan until you withdraw from the Plan or we terminate the Plan or your participation in the Plan.

Purchases

7. How are shares purchased under the Plan?

Source of the Shares of Common Stock.  Initially, shares of common stock purchased on your behalf by the reinvestment agent under the Plan will come from our legally authorized but unissued shares of common stock. However, if our shares are listed on a national securities exchange or included for quotation on a national market system, the reinvestment agent may purchase shares of common stock in the open market or directly from us on your behalf through this registration statement.

Distribution Payment Dates.  We currently declare distributions monthly and will pay distributions as and when authorized by our board of directors. We cannot assure you that we will continue to pay distributions according to this schedule, and nothing contained in the Plan obligates us to do so. The Plan does not represent a guarantee of future distributions. Neither we nor the reinvestment agent will be liable when conditions, including compliance with the provisions of our charter and rules and regulations of the SEC, prevent the reinvestment agent from buying shares of common stock or interfere with the timing of such purchases.

Price of Shares of Common Stock.  The price of shares of common stock purchased by the reinvestment agent under the Plan directly from us for distribution reinvestments will be determined by our board of directors from time to time. The price of shares purchased under the Plan will be the higher of (i) 95% of the fair market value per share as estimated by our board of directors and (ii) $9.50 per share.

Our board of directors determined that the offering price for the Plan will initially be $9.50 per share. In our recent public offering of our common stock, the price per share of common stock was $10.00. Our shares are not publicly traded and there is no established public trading market for the shares on which to base market value. We did not take into account the value of the underlying assets in determining the price per share. Investors are cautioned that common stock not publicly traded is generally considered illiquid and the estimated value per share may not be realized when an investor seeks to liquidate his or her common stock or if we were to liquidate our assets.

The per share price for the Plan was determined based in part upon U.S. federal income tax considerations. The United States Internal Revenue Service has ruled, that in connection with a reinvestment plan, a REIT may give a discount of up to 5% on reinvested shares, as a result of the savings to the REIT resulting from directly issuing the reinvestment plan shares, but that a discount in excess of 5% will be treated as a preferential, non-deductible dividend that could jeopardize our ability to maintain our qualification as a REIT.

Number of Shares to be Purchased.  The reinvestment agent will invest for you the total dollar amount equal to the cash distribution on all shares of common stock, including fractional shares, held in your Plan account. Subject to restrictions contained in our charter on transfer and ownership of our common stock described in Question 16, there is no limit on the number of shares of common stock you may purchase through distribution reinvestment. The reinvestment agent will purchase for your account the number of shares of common stock equal to the total dollar amount to be invested for you, as described above, divided by the applicable purchase price, computed to the fourth decimal place. The reinvestment agent will deduct from the amount to be invested for you any amount that we are required to deduct for tax withholding purposes.

Certificates

8. Will I receive certificates for shares purchased?

Book-Entry.  Unless your shares are held by a broker, bank or other nominee, we will register shares of common stock that the reinvestment agent purchases for your account under the Plan in your name. The reinvestment agent will credit such shares to your Plan account in “book-entry” form. This service protects against the loss, theft or destruction of certificates representing shares of common stock.

Issuance of Certificates.  Upon your written request to us, we will issue and deliver to you certificates for all whole and fractional shares of common stock credited to your Plan account. The reinvestment agent will handle such requests at no cost to you.

Transfer Restrictions.  If you wish to pledge, sell or transfer shares of common stock to a person or entity, you must first request that we issue a certificate for the shares in your name. Please also see Question 16 which describes certain provisions of our charter which restrict transfer and ownership of shares.

Reports

9. How will I keep track of my investments?

Within 90 days after the end of each calendar year, the reinvestment agent will send you a statement of account that will provide the following information with respect to your Plan account:

•	cash distributions received;
•	number of shares of common stock purchased (including fractional shares); and
•	price paid per share of our common stock.

You should retain these statements to determine the tax cost basis of the shares purchased for your account under the Plan.

Withdrawal

10. How would I terminate or modify my participation in the Plan?

Withdrawal from the Plan.  You may terminate or modify your participation in the Plan at any time. In order to withdraw from the Plan, you must provide written notice to the reinvestment agent. We must receive such written notice at least 10 days before the last day of the applicable distribution period. If your request to terminate or modify your participation in the Plan is received by the reinvestment agent after the 10th day before the last day of the applicable distribution period, then we will process the reinvestment of your proceeds of the upcoming cash distribution in accordance with your existing instructions; your request will be processed by the reinvestment agent for the distribution declared with respect to the following period. After the reinvestment agent terminates your account, we will pay to you all cash distributions on shares of common stock owned by you unless you rejoin the Plan.

Rejoining the Plan after Withdrawal.  After you withdraw from the Plan, you may again participate in the Plan at any time by filing a new Authorization Form with the reinvestment agent.

Tax Considerations

11. What are the income tax consequences for participants in the Plan?

You are encouraged to consult your personal tax advisers with specific reference to your own tax situation and potential changes in the applicable law as to all U.S. federal, state, local, foreign and other tax matters in connection with the reinvestment of distributions under the Plan, your tax basis and holding period for our common stock acquired under the Plan and the character, amount and tax treatment of any gain or loss realized on the disposition of common stock. This Question 11 and Questions 12 through 16 provide a brief summary of the material U.S. federal income tax considerations applicable to the Plan, is for general information only, and is not tax advice. In particular, this summary generally does not address tax consequences to persons who are not United States persons. In general, a United States person is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) who or that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States, a corporation or other entity taxable as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under current Treasury Regulations to continue to be treated as a United States person. Partners in partnerships that hold shares of common stock and participate in the Plan should consult their own tax advisers regarding their tax consequences.

As in the case of nonreinvested cash distributions, the distributions that are reinvested under the Plan will constitute taxable distributions to you to the extent of our current and accumulated earnings and profits allocable to the distributions, and any excess distributions first will constitute a tax-deferred return of capital that reduces the tax basis of your common stock, but not below zero, and then capital gain to the extent the excess distribution exceeds your tax basis in your common stock. In addition, if we designate part or all of our distributions as capital gain distributions, you would treat those designated amounts as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year. Distributions that we pay are not eligible for the dividends received deduction otherwise generally available to a stockholder that is a corporation.

Your tax basis in your common stock acquired under the Plan will generally equal the total amount of distributions you are treated as receiving, as described above. Your holding period in your common stock generally begins on the day following the date on which the common stock is credited to your Plan account.

12. How are administrative expenses treated?

Although the matter is not free from doubt, based on certain private letter rulings obtained by other taxpayers, we intend to take the position that administrative expenses of the Plan that we pay do not give rise to constructive distributions to you.

13. What are the tax consequences of dispositions?

When you withdraw shares from the Plan, you will not realize any taxable income. You may recognize a gain or loss upon your disposition of common stock you receive from the Plan. The amount of any gain or loss you recognize will be the difference between your amount realized, generally the amount of cash you receive for the common stock, and your tax basis in the common stock. Generally, gain or loss recognized on the disposition of common stock acquired under the Plan will be treated for U.S. federal income tax purposes as capital gain or loss if you do not hold the common stock as a dealer. The capital gain or loss will be taxed as long-term capital gain or loss if your holding period for the common stock exceeds one year, except that, to the extent of any capital gain distributions received with respect to your common stock, capital losses on common stock you held for six months or less will be treated as long-term capital losses.

14. How are backup withholding and information reporting provisions applied to you?

In general, any distribution reinvested under the Plan is not subject to U.S. federal income tax withholding, unless you are not a United States person otherwise subject to such withholding on cash dividends received from us, in which case, only the net amount of the distribution, after deduction for any such withholding, will be reinvested under the Plan. The reinvestment agent or we may be required, however, to deduct as “backup withholding” at rates described below a portion of all distributions paid to you, regardless of whether those distributions are reinvested pursuant to the Plan. Similarly, the reinvestment agent may be required to deduct backup withholding from all proceeds of sales of common stock held in your Plan account. The backup withholding rate is currently 28%. You are subject to backup withholding if (i) you fail to properly furnish the reinvestment agent and us with your correct taxpayer identification number (“TIN”), (ii) the Internal Revenue Service notifies the reinvestment agent or us that the TIN you furnished is incorrect, (iii) the Internal Revenue Service notifies the reinvestment agent or us that backup withholding should be commenced because you failed to report on your tax return certain amounts paid to you, or (iv) when required to do so, you fail to certify, under penalties of perjury, that you are not subject to backup withholding. Backup withholding amounts will be withheld from distributions before those distributions are reinvested under the Plan. Therefore, if you are subject to backup withholding, your distributions to be reinvested under the Plan will be reduced by the backup withholding amount. The withheld amounts constitute a credit on your U.S. federal income tax return or may be refundable. Backup withholding will not apply, however, if you (i) furnish a correct TIN and certify that you are a United States person not subject to backup withholding on Internal Revenue Service Form W-9 or an appropriate substitute form, (ii) provide a certificate of foreign status on Internal Revenue Service Form W-8BEN or an appropriate substitute form or (iii) are otherwise exempt from backup withholding.

The reinvestment agent or we will send an Internal Revenue Service Form 1099-DIV to you and to the Internal Revenue Service after the end of each year, reporting all distribution income you received during the year on your common stock.

15. Are there any other U.S. federal income taxes that may apply to you for participating in the Plan?

For taxable years beginning after December 31, 2012, (i) certain United States persons who are individuals, estates or trusts must pay a 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of shares of stock and (ii) in addition to backup withholding discussed above, a U.S. withholding tax at a 30% rate will be imposed on dividends and proceeds of sale in respect of our common stock received by United States persons who own their stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect to any amounts withheld pursuant to clause (ii) in the previous sentence. You are encouraged to consult your own personal tax advisers regarding the effect, if any, of this legislation on your ownership and disposition of shares of our common stock.

16. Is there any limit on the amount of common stock I can purchase pursuant to the Plan?

For us to qualify as a REIT for federal income tax purposes, no more than 50% in value of our outstanding stock may be actually and/or constructively owned by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year, which we refer to as the closely-held requirement, and our outstanding common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a short taxable year. Our charter contains an ownership restriction, which we refer to as the ownership limitation, to help ensure compliance with these requirements. The ownership limitation provides that no holder of our stock may own, or be deemed to own by virtue of any of the attribution rules of the Internal Revenue Code, more than 9.8% in value of the aggregate of our outstanding stock or 9.8% (in value or number of shares, whichever is more restrictive) of any class or series of our outstanding stock. However, our charter provides that this ownership limit may be modified, either entirely or with respect to one or more persons, by a vote of a majority of the board of directors, if such modification does not jeopardize our status as a REIT. As a condition of such modification, the board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving our status as a REIT. The ownership limitation will not apply if the board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

Any acquisition of shares of common stock under the Plan is subject to being voided, ab initio, in the event that acquisition would result in a violation of the ownership limitation, the closely-held requirement or the 100 stockholder requirement, or certain other requirements or restrictions that could jeopardize our status as a REIT. If your acquisition is voided, you will receive in cash any distributions that were to be reinvested, without interest.

Other Provisions

17. How can I vote my shares?

We will send you proxy materials for any meeting of stockholders that will set forth matters to be voted upon and contain a proxy card or other instructions for voting your shares. You may vote your shares of common stock either by designating your vote on the proxy card, by voting in accordance with other instructions or by voting such shares in person at the meeting of stockholders.

18. What are your and the reinvestment agent’s responsibilities?

We, the reinvestment agent (if not us) and any of our agents, in administering the Plan, are not liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a participant’s account upon such participant’s death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which shares of our common stock are purchased or sold for a participant’s account. We, the reinvestment agent and any of our agents will not have any duties, responsibilities or liabilities other than those expressly set forth in the Plan or as imposed by applicable law, including federal securities laws. Since we have delegated all responsibility for administering the Plan to the reinvestment agent, we specifically disclaim any responsibility for any of the reinvestment agent’s actions or inactions in connection with the administration of the Plan. None of our directors, officers, or stockholders or agents of the reinvestment agent will have any personal liability under the Plan.

19. How will a stock split affect my Plan account?

We will adjust your account to reflect any stock split, reverse stock split or distribution payable in shares of common stock. In such event, the reinvestment agent will receive and credit to your Plan account the applicable number of full shares and the value of any fractional shares.

20. Can I pledge my shares under the Plan?

You may not pledge any shares of common stock credited to your Plan account. Any attempted pledge will be void. If you wish to pledge your shares of common stock, you first must withdraw the shares from the Plan.

21. How can I transfer my shares?

You may transfer ownership of all or part of the shares of common stock held in your Plan account through gift, private sale or otherwise. To transfer your shares to another person or entity you will need to mail to the transfer agent, at the address in Question 3, a completed transfer form and an Internal Revenue Service Form W-9 (Certification of Taxpayer Identification Number) completed by the person or entity to whom you are transferring your shares. Please contact the transfer agent if you have any questions or need additional information. Prior to the listing of our common stock on the New York Stock Exchange or the Nasdaq Stock Market, your transfer of shares will terminate participation in the Plan with respect to such transferred shares as of the first day of the distribution period in which such transfer is effective, unless the transferee of such shares in connection with such transfer demonstrates to the reinvestment agent that such transferee meets the requirements for participation in the Plan and affirmatively elects participation by delivering an executed Authorization Form.

22. Can the Plan be amended or terminated?

We reserve the right to terminate a participant’s participation in the Plan or the Plan itself at any time upon 10 days written notice to the individual participant or all participants, as the case may be. We also may amend the Plan by mailing an appropriate notice at least 10 days prior to the effective date of the amendment.

23. What happens if you terminate the Plan?

If we terminate the Plan, the reinvestment agent will send to each participant (i) a statement of account detailing the items listed in Question 9 and (ii) a check for the amount of any distributions in the participant’s account that have not been reinvested in shares. Our record books will be revised to reflect the ownership of record of the participant’s full shares and the value of any fractional shares standing to the credit of each participant’s account based on the market price of the shares. Any future distributions made after the effective date of the termination will be sent directly to the former participant.

24. Are there any risks associated with the Plan?

Your investment in shares purchased under the Plan is no different from any investment in shares that you hold directly. Neither we nor the reinvestment agent can assure you a profit or protect you against a loss on shares that you purchase. You bear the risk of loss and enjoy the benefits of any gain from changes in the fair market value or market price with respect to shares of common stock purchased under the Plan. We encourage you to carefully consider the various risks associated with an investment in our common stock set forth in “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2010 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, incorporated herein by reference.

25. How will you interpret and regulate the Plan?

We may interpret, regulate and take any other action in connection with the Plan that we deem reasonably necessary to carry out the Plan. As a participant in the Plan, you will be bound by any actions taken by us or the reinvestment agent.

26. What law governs the Plan?

The laws of the State of Maryland will govern the Plan and the participants’ election to participate in the Plan.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of shares under the Plan for general corporate purposes, including purchasing additional properties, funding operating or capital expenses associated with our existing properties or for funding the share repurchase plan. We have no basis for estimating the number of shares that will be sold. We also intend to use up to 1.5% of such net proceeds from the sale of shares under the Plan for organizational and offering expenses.

PLAN OF DISTRIBUTION

We are offering a maximum of 24,000,000 shares to our current stockholders through the Plan. We have no basis for estimating the number of shares that will be sold. We will not pay any selling commissions or dealer manager fees in connection with the sale of shares pursuant to the Plan.

EXPERTS

The audited financial statements and schedule incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing, in giving said report.

LEGAL MATTERS

The validity of the shares offered by this prospectus will be passed upon for us by Venable LLP.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF
OUR DIRECTORS, OFFICERS AND OUR ADVISOR

Except as set forth below or under Maryland law, our charter and bylaws limit the personal liability of our directors and officers to us and our stockholders for monetary damages and require us to indemnify and pay or reimburse the reasonable expenses in advance of final disposition of a proceeding to:

•	any individual who is a present or former director or officer of our company and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity;
•	any individual who, while a director or officer of our company and at the request of our company, serves or has served as a director, officer, partner, or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; and
•	our advisor and any of its affiliates, acting as an agent of our company.

Our charter provides that a director, our advisor or any of its affiliates may not be indemnified by us for losses suffered by him, her or it or held harmless for losses suffered by us unless all of the following conditions are met:

•	the director, our advisor or its affiliate has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest;
•	the director, our advisor or its affiliate was acting on our behalf or performing services for us; and
•	the liability or loss was not the result of (A) negligence or misconduct by the director (other than an independent director), our advisor or its affiliate or (B) gross negligence or willful misconduct by an independent director.

In addition, any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from the stockholders. Indemnification could reduce the legal remedies available to us and the stockholders against the indemnified individuals.

This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

Our charter also prohibits us from providing indemnification for losses and liabilities arising from alleged violations of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee;
•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or
•	a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of us were offered or sold as to indemnification for violation of securities laws.

Our charter further prohibits us from paying or reimbursing the reasonable legal expenses and other costs incurred by a director, our advisor or any affiliate of our advisor, in advance of final disposition of a proceeding, unless:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;
•	the director, our advisor or its affiliate provides us with a written affirmation of his, her or its good faith belief that he, she or it has met the standard of conduct necessary for indemnification;
•	the proceeding was initiated by a third party who is not a stockholder or, if initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such reimbursement or advancement of expenses; and
•	the director, our advisor or its affiliate provides us with a written undertaking to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest if it is ultimately determined that the director, our advisor or its affiliate did not comply with the requisite standard of conduct.

Provided the above conditions are met, we have also agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from any loss or liability arising out of the performance of its/their obligations under the advisory agreement. As a result, we and our stockholders may be entitled to a more limited right of action than we and you would otherwise have if these indemnification rights were not included in the charter and bylaws or the advisory agreement.

APPENDIX A

DISTRIBUTION REINVESTMENT PLAN
AMERICAN REALTY CAPITAL TRUST, INC.
EFFECTIVE AS OF JANUARY 25, 2008

American Realty Capital Trust, Inc., a Maryland corporation (the “company”), has adopted this Distribution Reinvestment Plan (the “Plan”), to be administered by the company or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1. Election to Participate.  Any purchaser of shares of common stock of the company, par value $.01 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan, and subject to Section 8(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the company or its affiliates (an “Affiliated Program”), may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan may allocate a whole percentage of or the full amount as desired with respect to all Shares or shares of stock or units of limited partnership interest of an Affiliated Program (collectively “Securities”) owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan.

2. Distribution Reinvestment.  The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the company or an Affiliated Participant with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Securities will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to all Distributions attributable to such period and to all periods thereafter. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the Board of the company or the board or general partner of an Affiliated Program, as applicable.

3. General Terms of Plan Investments.

(a) The company intends to offer Shares pursuant to the Plan at the higher of 95% of the then current net asset value as estimated by the company’s board of directors or $9.50 per share, regardless of the price per Security paid by the Participant for the Securities in respect of which the Distributions are paid. A stockholder may not participate in the Plan through distribution channels that would be eligible to purchase shares in the public offering of shares pursuant to the company’s prospectus outside of the Plan at prices below $9.50 per share.

(b) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.

(c) Dealer manager fees will not be paid for the Shares purchased pursuant to the Plan.

(d) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(e) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the company and will become property of the company.

(f) Participants may acquire fractional Shares, computed to four decimal places. The ownership of the Shares shall be reflected on the books of the company or its transfer agent.

4. Absence of Liability.  Neither the company nor the Administrator shall have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. Neither the company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act hereunder.

5. Suitability.  Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the company’s prospectus for the Participant’s initial purchase of Shares.

6. Reports to Participants.  Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Section 5 hereof, the Participant is required to notify the Administrator in the event there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Securities becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the company or the Administrator at least annually.

7. Taxes.  Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.

8. Reinvestment in Subsequent Programs.

(a) After the termination of the company’s initial public offering of Shares pursuant to the company’s prospectus dated January 25, 2008 (the “Initial Offering”), the company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the company or an Affiliated Program (a “Subsequent Program”). If the company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

(b) The company may determine, in its sole discretion, to cause the Administrator to allow one or more participants of an Affiliated Program to become a “Participant.” If the company makes such an election, such Participants may invest distributions received from the Affiliated Program in Shares through this Plan, if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

9. Termination.

(a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which it relates.

(b) Prior to the listing of the Shares on the New York Stock Exchange or the Nasdaq Stock Market, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

10. State Regulatory Restrictions.  The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.

11. Amendment or Termination by Company.

(a) The terms and conditions of this Plan may be amended by the company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant. The company’s authority to amend the Plan will not revoke the ability of the Participants to invest or withdraw from the Plan.

(b) The Administrator may terminate a Participant’s individual participation in the Plan and the company may terminate the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participation’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.

12. Participation by Limited Partners of American Realty Capital Operating Partnership, L.P.  For purposes of this Plan, “stockholders” shall be deemed to include limited partners of American Realty

Capital Operating Partnership, L.P. (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

13. Governing Law.  This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.

14. Notice.  Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, Realty Capital Securities, LLC, Three Copley Place, Suite 3300 Boston, MA, 02116 1-866-771-2088 or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

PROSPECTUS
DISTRIBUTION REINVESTMENT PLAN
24,000,000 SHARES OF COMMON STOCK

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information.

July 15, 2011

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated fees and expenses payable by us in connection with the issuance and distribution of the Shares registered hereby:

Securities and Exchange Commission Registration fee	$26,471*
Blue Sky Fees and Expenses	$100,000
Legal Fees and Expenses	$200,000
Accounting Fees and Expenses	$100,000
Transfer Agent Fees	$1,500,000
Printing, Mailing Expenses	$1,495,184
Total	$3,421,655

*	$24,955 of this amount was paid with a previous registration fee.

Item 15. Indemnification of Directors and Officers.

Article XII, Sections 12.2 and 12.3 of the company’s charter provide as follows:

SECTION 12.2. LIMITATION OF DIRECTOR AND OFFICER LIABILITY; INDEMNIFICATION.

(a) Subject to the conditions set forth under Maryland law or in paragraph (c) or (d) below, no Director or officer of the company shall be liable to the company or its Stockholders for money damages. Neither the amendment nor repeal of this Section 12.2(a), nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Section 12.2(a), shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

(b) Subject to the conditions set forth under Maryland law or in paragraph (c) or (d) below, the company shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Director or officer of the company and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, (ii) any individual who, while a Director or officer of the company and at the request of the company, serves or has served as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (iii) the Advisor of any of its Affiliates acting as an agent of the company. The company may, with the approval of the Board of Directors or any duly authorized committee thereof, provide such indemnification and advance for expenses to a person who served a predecessor of the company in any of the capacities described in (i) or (ii) above and to any employee or agent of the company or a predecessor of the company. The Board may take such action as is necessary to carry out this Section 12.2(b). No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

(c) Notwithstanding anything to the contrary contained in paragraph (a) or (b) above, the company shall not provide for indemnification of a Director, the Advisor or any Affiliate of the Advisor (the “Indemnitee”) for any liability or loss suffered by any of them and the company shall not provide that an Indemnitee be held harmless for any loss or liability suffered by the company, unless all of the following conditions are met:

(i) The Indemnitee has determined, in good faith that the course of conduct that caused the loss or liability was in the best interests of the company.

(ii) The Indemnitee was acting on behalf of or performing services for the company.

(iii) Such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a Director (other than an Independent Director), the Advisor or an Affiliate of the Advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director.

(iv) Such indemnification or agreement to hold harmless is recoverable only out of Net Assets and not from the Stockholders.

(d) Notwithstanding anything to the contrary contained in paragraph (a) or (b) above, the company shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws.

SECTION 12.3. PAYMENT OF EXPENSES.

Subject to the provisions of Section 12.2(c) of this Article XII, the company shall pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of a proceeding if: (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the company, (ii) the Indemnitee provides company with a written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification by the company as authorized by Section 12.2, (iii) the proceeding was initiated by a third party who is not a Stockholder or, if by a Stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (iv) the Indemnitee provides the company with a written undertaking to repay the amount paid or reimbursed by the company, together with the applicable legal rate of interest if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct.

Item 16. Exhibits

(a)	The following documents are filed as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Venable LLP regarding the legality of the securities being registered
23.1	Consent of Venable LLP (included as part of Exhibit 5.1)
23.2	Grant Thornton LLP
(b)	The following exhibits are incorporated by reference:

Exhibit No.	Description
3.1	Amended and Restated Charter of American Realty Capital Trust, Inc. (included as on exhibit to Amendment No. 4 to the Registration Statement on Form S-11 filed on January 22, 2008).
3.1(a)	Articles of Amendment of American Realty Capital Trust, Inc. (included as an exhibit to Current Report on Form 8-K filed on March 4, 2008).
3.2	Bylaws of American Realty Capital Trust, Inc. (included as an exhibit to Amendment No. 1 to the Registration Statement on Form S-11 filed on November 20, 2007.)

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant ’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That if this registration statement is permitted by Rule 430A, that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, State of New York, on this 15th day of July, 2011.

American Realty Capital Trust, Inc.

By:	/s/ Nicholas S. Schorsch Nicholes S. Schorsch Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	CAPACITY	DATE
/s/ Nicholas S. Schorsch Nicholas S. Schorsch	Chief Executive Officer and Chairman of the Board of Directors	July 15, 2011
/s/ William M. Kahane William M. Kahane	Chief Operating Officer, President and Director	July 15, 2011
/s/ Brian S. Block Brian S. Block	Principal Financial Officer, Principal Accounting Officer & Executive Vice President	July 15, 2011
/s/ Leslie Michelson Leslie Michelson	Independent Director	July 15, 2011
/s/ William G. Stanley William G. Stanley	Independent Director	July 15, 2011
/s/ Robert H. Burns Robert H. Burns	Independent Director	July 15, 2011